Exhibit 16.1

7915 FM 1960 West, Ste. 220
Houston, TX 77070

July 22, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7561

Dear Sirs:

We have read Greenwich LifeSciences, Inc.’s statements included under Item 4.01 of its Form 8-K dated July 24, 2025, and are in agreement with the statements contained therein concerning our firm in response to Item 304(a) of Regulation S-K. We are not in a position to agree or disagree with other statements of Greenwich LIfeSciences, Inc. contained therein.

Sincerely,

/s/ RBSM LLP

RBSM LLP

Houston, Texas

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